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                                                                    Exhibit 3(a)

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             COMPUCOM SYSTEMS, INC.

         CompuCom Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

I. The name of the corporation is CompuCom Systems, Inc., which was originally incorporated as CompuCom Systems (Delaware), Inc., and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on March 23, 1989.

II. This Restated Certificate of Incorporation was duly adopted in accordance with Section 245 of the General Corporation Law of the State of Delaware.

III. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

IV. The text of the Restated Certificate of Incorporation of this corporation as heretofore amended or supplemented is hereby restated to read in its entirety as follows:

         FIRST: Corporate Name. The name of the corporation is CompuCom Systems, Inc. (hereinafter referred to as the "Corporation").

         SECOND: Registered Office. The registered office of the Corporation is to be located at Corporation Service Company, 1013 Centre Road, in the City of Wilmington, New Castle County, Delaware 19805. The name of its registered agent at that address is Corporation Service Company.

         THIRD: Corporate Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the General Corporation Law of Delaware.

         FOURTH: Capital Stock.

         (1) Authorized Amount. The Corporation shall be authorized to issue 80,000,000 shares which is divided into two classes consisting of (a) 70,000,000 shares of Common Stock par value $0.01 per share, and (b) 10,000,000 shares of Series Preferred Stock par value $0.01 per share.

         (2) Authority of Board to Fix Terms of Shares. The Board of Directors shall have the full authority permitted by law to fix by resolution full, limited, multiple or fractional, or no voting rights, and such designations, powers, preferences, privileges, limitations, options,

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conversion rights, and relative, participating or other special rights, and the qualifications, limitations or restrictions thereof, of the Series Preferred Stock or any series thereof that may be desired and that have not been fixed in this Certificate of Incorporation.

                  (a) There is hereby established a series of the Series Preferred Stock designated "Series B Cumulative Convertible Preferred Stock" (herein referred to as "Series B Preferred Stock"), consisting of 3,000,000 shares, having a stated value per share equal to $10.00 and having the relative rights, designations, preferences, qualifications, privileges, limitations and restrictions applicable thereto as follows:

                      1.    Dividend Provisions. Holders of Series B Preferred
                            -------------------
         Stock shall be entitled to receive dividends, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock of the corporation or options to purchase or rights to subscribe for Common Stock, or securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities) on Common Stock, at the rate of $.60 per share per annum, payable a the rate of $.15 per share on each March 31, June 30, September 30 and December 31. Dividends on Series B Preferred Stock shall be paid out of funds legally available for such purpose. Such dividends shall be cumulative, and cumulations of dividends not paid on the date payable shall bear interest thereafter at the simple rate of 6% per annum.

                      2.    Voting Rights.
                            -------------

                            (a)    Election of Directors. With respect to any
                                   ---------------------
                 election of directors of the corporation in which holders of Common Stock have the right to vote, the holder of each share of Series B Preferred Stock shall have the right to five votes for each share of Common Stock into which such Series B Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereto, to notice of any stockholders' meeting in accordance with the by-laws of this corporation with respect to, and shall be entitled to vote, together with holders of Common Stock, in, any election of directors of the corporation in which holders of Common Stock have the right to vote. The special voting rights in this Section 2(a) shall not be applicable at any time, and from time to time, that Safeguard Scientifics, Inc., together with all its subsidiaries, owns less than 40% of the then outstanding voting securities of the corporation, excluding the Series B Preferred Stock; in such event, the holder of each share of Series B Preferred Stock shall have the voting rights specified in Section 2(b) hereof also with respect to the election of directors of the corporation.

                            (b)    Other Voting Rights. Subject to (a) above,
                                   -------------------
                 the holder of each share of Series B Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series B Preferred Stock could then be

                                       2

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                 converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholder's meeting in accordance with the by-laws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question, proposal or matter upon which holders of Common Stock have the right to vote; provided however that, notwithstanding the foregoing, the Series B Preferred Stock shall be entitled to vote in the election of directors to be elected by the holders of Common Stock as set forth in Section 2(a) hereof.

                            (c)    Protective Provisions. So long as any shares
                                   ---------------------
                 of Series B Preferred Stock shall remain outstanding, the corporation shall not, without the affirmative vote of the holders of at least two-thirds of the shares of Series B Preferred Stock at the time outstanding (i) create any new class of stock or any new series of Preferred Stock, (ii) issue any shares of Series B Preferred Stock to any persons other than existing holders of the Series B Preferred Stock, or (iii) adopt any amendment to its certificate of Incorporation which would adversely affect in any material respect the voting powers or other rights or preferences of shares of the Series B Preferred Stock.

                      3.    Liquidation Preference.
                            ----------------------

                            (a)    Priority of Liquidation Distributions. In the
                                   -------------------------------------
                 event of any liquidation, dissolution or winding up of the corporation, either voluntary or involuntary, holders of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the corporation to holders of Common Stock or any other series of Preferred Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $10.00 for each outstanding share of Series B Preferred Stock and (ii) all accumulations of accrued and unpaid dividends (together with interest thereon as provided in Section 1 hereof) on such outstanding share of Series B Preferred Stock. If upon the occurrence of such event, the assets and funds thus distributed among holders of Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among holders of Series B Preferred Stock in proportion to the amount of such Stock owned by each such holder.

                            (b)    After the distribution described in
                 Section 3(a) has been paid, shares of Series B Preferred Stock shall be entitled to no further participation in the distribution of the assets of the corporation.

                            (c)    Consolidations, Mergers, Etc. The corporation
                                   ----------------------------
                 shall give notice to each holder of Series B Convertible Stock at least 20 days prior to the

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                  effective date of any consolidation or merger of the
                  corporation with or into any other corporation or corporations, or a sale, conveyance or disposition of all or substantially all of the assets of the corporation or the effectuation by the corporation of a transaction or series of related transactions in which more than 50% of the voting power of the corporation is disposed of (a "Liquidation Event"). Any Liquidation Event shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 2 if the holders of at least 50% of the outstanding Series B Preferred Stock as of the date of such notice elect prior to the effective date of such Liquidation Event to have such Liquidation Event so treated as a liquidation, dissolution or winding up within the meaning of this Section 3.

                        4.   Conversion.  Holders of Series B Preferred Stock
                             ----------
           shall have conversion rights as follows:

                             (a)  Conversion Rights. Each share of Series B
                                  -----------------
                  Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the corporation or any transfer agent for Series B Preferred Stock, onto such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $10.00 plus all accumulations of accrued and unpaid dividends (together with interest thereon as provided in Section 1 hereof) at the time of conversion, by the Conversion Price at the time in effect for such share. The initial Conversion Price per share for shares of Series B Convertible Stock shall be $6.77; provided, however, that the Conversion Price for Series B Convertible Stock (the "Conversion Price") shall be subject to adjustment as set forth in Section 4(c).

                             (b)  Mechanics of Conversion. Before any holder of
                                  -----------------------
                  Series B Preferred Stock shall e entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the principal corporate office of the corporation or of any transfer agent for the Series B Preferred Stock, and shall give written notice by mail, postage prepaid, to the corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred Stock, or to the nominee or nominees or such holder, a certificate or certificates for the number of whole shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

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                             (c)  Conversion Price Adjustments.  The Conversion
                                  ----------------------------
           Price shall be subject to adjustment from time to time as follows:

                                  (i) In case the corporation shall (A) pay a dividend or make a distribution on its Common Stock, in either case in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (B) subdivide its outstanding shares of Common Stock into a greater number of shares, (C) combine its outstanding shares of Common Stock into a smaller number of shares or (D) issue by reclassification of its shares of Common Stock any shares of capital stock of the corporation (other than a change in par value, or from par value to no par value, or from no par value to par value), the Conversion Price in effect immediately prior to the effective date of such event shall be adjusted immediately after the effective date of such event so that each holder of Series B Preferred Stock shall be entitled to receive the number of shares of capital stock of the corporation which he would have owned or have been entitled to receive immediately after the effective date of such event, had such Series B Preferred Stock been converted immediately prior thereto. An adjustment made pursuant to this Section 4(c)(i) shall become effective immediately after the record date in the case of a dividend or distribution in shares of the corporation's capital stock and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Section 4(c)(i), a holder of Series B Preferred Stock thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock of the corporation, the Board of Directors (whose determination shall be conclusive) shall determine the allocation of the adjusted conversion rate between or among shares of such classes of capital stock.

                                  (ii)  In case of any consolidation or merger
                  of the corporation with or into another corporation (other than a merger in which the corporation is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock), or in case of any sale or conveyance to another corporation of the property, assets, business and goodwill of the corporation as an entirety or substantially as an entirety, then, as a condition of such consolidation, merger, sale or conveyance, the corporation shall cause lawful and adequate provision to be made by the corporation or such successor or purchasing corporation, as the case may be (such successor or purchasing corporation thereafter being deemed to be the corporation for purpose hereof) whereby holders of Series B Preferred Stock shall have the right thereafter to convert Series B Preferred Stock into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which Series B Preferred Stock might have been converted immediately prior to such consolidation, merger, sale or conveyance. Such provision shall include provision for adjustments which shall be as nearly equivalent as maybe practicable to the adjustments provided for herein. If, as a result of an adjustment made pursuant hereto, holders of Series B Preferred Stock upon surrender for conversion shall become entitled to receive shares of two or more classes of capital stock or Common Stock and other capital stock of the corporation, the Board of Directors (whose determination shall be conclusive) shall determine the allocation of the adjusted Conversion Price between or among shares of such classes of capital stock. The provisions of this Section 4(c)(ii) shall similarly apply to successive consolidations, mergers, sales or conveyances.

                             (d)  No Impairment. The corporation will not, by
                                  -------------
           amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of holders of Series B Preferred Stock against impairment.

                             (e)  No Fractional Shares; Certificate as to
                                  ---------------------------------------
                                  Adjustments.
                                  -----------

                                  (i)   No fractional shares shall be issued
                  upon conversion of Series B Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series B Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                                  (ii)  Upon the occurrence of each adjustment
                  or readjustment of the Conversion Price of Series B Preferred Stock pursuant to this Section 4, the corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price at the time in effect and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series B Preferred Stock.

                    (f)  Notices of Record Date. In the event of any taking by
                         ----------------------
          the corporation of a record of holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock or any class of any other securities or property, or to receive any other right, the corporation shall mail to each holder of Series B Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                    (g)  Reservation of Stock Issuable Upon Conversion. The
                         ---------------------------------------------
          corporation shall at all times reserve and deep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Series B Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series B Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

                    (h)  Notices. Any notice required by the provisions of this
                         -------
          Section 4 to be given to holders of Series B Preferred Stock shall be deemed given if deposited in the Untied States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the corporation.

                    (i)  Registration Restrictions. As a condition to the
                         -------------------------
          conversion of any share of Series B Preferred Stock, the holder of any such share shall agree in writing with the corporation that any Common Stock received by the holder upon such conversion shall not be registered under the Securities Act of 1933 until at least the first anniversary of the effective date of such conversion.

               5.   Redemption.
                    ----------

                    (a) The Series B Preferred Stock shall not be redeemable by the corporation prior to April 1, 1999. The Series B Preferred Stock may be called for redemption and redeemed for cash by the corporation at the option of the majority of the Disinterested Directors (as defined below), in whole but not in part, on each April 1st, July 1st, October 1st and January 1st, commencing on

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          April 1, 1999, upon 90 days' prior written notice, by the payment therefor of an amount per share equal to the sum of (i) $10.00 for each outstanding share of Series B Preferred Stock and (ii) all accumulations of accrued and unpaid dividends (together with interest thereon as provided in Section 1 hereof) on such outstanding share of Series B Preferred Stock through the date of redemption. As used in this Section 5(a), the term "Disinterested Director" shall mean any member of the Board of Directors of the corporation who is neither an employee of the corporation nor an officer, employee or director of Safeguard Scientifics, Inc. or any of its subsidiaries or affiliates.

                    (b) Except as described in this Section 5, Series B Preferred Stock shall not be redeemable by the corporation.

               6.   Reacquired Shares. Any shares of Series B Preferred Stock
                    -----------------
     converted, redeemed, purchased or otherwise acquired by the corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof, and, if necessary to provide for the lawful redemption or purchase of such shares, the capital represented by such shares shall be reduced in accordance with the General Corporation Law of the State of Delaware. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without par value, of the corporation and may be reissued as part of another series of Preferred Stock, without par value, of the corporation.

     FIFTH: Directors. Elections of directors need not be by written ballot.

     SIXTH: Bylaws. The original Bylaws of the Corporation shall be adopted by the initial incorporator named herein. Thereafter the Board of Directors shall have the power, in addition to the Stockholders, to make, alter, or repeal the Bylaws of the Corporation.

     SEVENTH: Arrangements with Creditors or Stockholders. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its Stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor to Stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of
Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the Stockholders or class of Stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the Stockholders or class of Stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all of the creditors or class of creditors, and/or on all of the Stockholders or class of Stockholders, of this Corporation, as the case may be, and also on this Corporation.

     EIGHTH: Liability of Directors. A director of this Corporation shall not be liable to the Corporation or its Stockholders for monetary damages (including, without limitation, any judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or expense of any nature, including attorneys' fees) for breach of fiduciary duty as a director, except for liability:

          (i) for any breach of the director's duty of loyalty to the Corporation or its Stockholders;

          (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

          (iii)  under Section 174 of the Delaware General Corporation Law; or

          (iv) for any transaction from which the director derived an improper personal benefit.

     NINTH: Indemnification. The Corporation shall, to the fullest extent permitted by the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all past, present and future designated representatives of the Corporation from and against any and all costs, expenses (including attorneys' fees), damages, judgments, penalties, fines, punitive damages, excise taxes assessed with respect to an employee benefit plan and amounts paid in settlement in connection with any action, suit or proceeding, whether by or in the right of the Corporation, a class of its security holders or otherwise, in which the designated representative may be involved as a party or otherwise, by reason of the fact that such person was serving as a director, officer, employee or agent of the Corporation. Notwithstanding the preceding sentence, the Corporation shall not indemnify a designated representative for any liability incurred in an action, suit or proceeding initiated by the person seeking indemnification (which shall not be deemed to include counter-claims or affirmative defenses) unless the action, suit or proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office. The indemnification provided for in this Article NINTH shall not be deemed exclusive of any other rights to which those persons indemnified may be entitled under any Bylaw, agreement, vote of Stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding office, and shall continue as to a person who has ceased to be a designated representative and shall inure to the benefit of the heirs, executors and administrators of such a person. For the purposes of this Article NINTH, a "designated representative" shall mean any past, present or future director or officer of the Corporation and any other person designated as such by the Board of Directors of the Corporation (which may, but not need, include any person serving at the request of the Corporation as a director, officer, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise).

     TENTH: Reservation of Right to Amend. The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the

                                        9

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manner now or hereafter prescribed by statute, and all rights conferred upon
Stockholders are granted subject to this reservation.

     In Witness Whereof, the Corporation has caused this Restated Certificate of Incorporation to be signed this ___ day of _______, 2002.


                                             COMPUCOM SYSTEMS, INC.


                                             By:_______________________________
                                             Name:_____________________________
                                             Title:____________________________

                                       11